SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)     April 2, 2002
                                                --------------------------------

                                  RMS TITANIC, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                     Florida
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

       0-24452                                          59-2753162
 ----------------------                         ---------------------------
(Commission File Number)                     (IRS Employer Identification No.)

             3340 Peachtree Road, Suite 1225, Atlanta, Georgia 30326
--------------------------------------------------------------------------------
        (Address of Principal Executive Offices)             (Zip Code)


                                  404-842-2600
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

2.   Acquisition or Disposition of Assets.

     (a) On April 2, 2002, RMS Titanic, Inc. (the "Company") sold all of the shares of its wholly-owned subsidiary, Danepath, Ltd., a United Kingdom corporation to Argosy International, Ltd. for the sum of $1,200,000 pursuant to an agreement dated April 2, 2002, amongst the Company, Argosy International, Ltd., Danepath, Ltd. and Graham Jessop. The purchase price is to be paid as follows:

          (i) $100,000 has been received on signing and closing;
          (ii) $200,000 is due July 2, 2002 (the "Initial Installment");
          (iii) $200,000 is due October 2, 2002 (the "Second Installment"). The Company has an option to waive the Second Installment of $200,000 and receive 20% of the shares of stock acquired by Argosy International, Ltd. of any corporation as a result of merger or any other legal mechanism (i.e., exchange of shares or transfer of assets) within the period from April 3, 2002 to ten days prior to September 3, 2002, the date of the Second Installment. Such option shall expire on September 23, 2002. Argosy International, Ltd. will have a proxy to vote all the shares of such new corporation acquired by the Company from Argosy International, Ltd.;
          (iv) The balance of $700,000 is to be paid on April 2, 2003. The outstanding balance bears interest at the rate of 8% per annum.

     (b) In addition, Argosy International, Ltd. shall have the right to make demand on the Company prior to April 2, 2004 to have the Company transfer to Argosy International, Ltd. 50% of such shares acquired by the Company pursuant to subparagraph (a)(iii) above. The purchase price shall be $500,000.

     (c) As security for the outstanding obligations of Argosy International, Ltd. to the Company, (i) Argosy has granted a first security interest in all the issued and outstanding shares of stock of the Company issued to Argosy International, Ltd. which number of shares is 1,704,545. In addition, Danepath, Ltd. has granted to the Company a first mortgage lien on the ship "Explorer" which is owned by Danepath, Ltd.

     (d) The Company owes Danepath, Ltd. $240,000 which will be paid as follows. The Initial Installment of $200,000 due July 2, 2002 shall be paid by Argosy and the balance of $40,000 shall be paid by reducing the $700,000 balance by $40,000.

     (e) The Company shall have piggyback rights (if any registration statement is filed by the new corporation) filed with the Securities and Exchange Commission pursuant to ss. 5 of the Securities Act of 1933, as amended. Said corporation is the same corporation referred to in subparagraph (a)(iii) above.

     (f) On May 7, 2001, the Company, Argosy International, Ltd. and Graham Jessop entered into an agreement, whereby the Company acquired from Argosy International, Ltd. certain assets (referred to in said agreement as the "Argosy International Assets") in exchange for 1,704,545 shares of the Company. Argosy International, Ltd. transferred to the Company 600,000 shares of common stock of the Company which were acquired by Argosy International, Ltd. pursuant to an agreement on April 18, 2000. As a result of the May 7, 2001 agreement, Argosy International, Ltd. owns 1,704,545 shares of the Company.

     (g) On March 6, 2002, the Company sold all the issued and outstanding shares of Whitestar Marine Recovery, Inc. to Argosy International, Ltd. in consideration of $10.00. Argosy International, Ltd. had previously loaned out the services of Graham Jessop to Whitestar Marine Recovery, Inc. pursuant to an agreement dated April 18, 2000 amongst the Company, Graham Jessop and Whitestar Marine Recovery, Inc.

Exhibits

  (10.a) Agreement dated April 2, 2002, between the Company, Argosy International, Ltd., Danepath, Ltd., and Graham Jessop;
  (10.b) Stock Pledge Agreement dated April 2, 2002, between the Company and Argosy International, Ltd.;
  (10.c) Deed of Covenent from Danepath, Ltd. to the Company.
  (10.d) Letter Modification Agreement dated April 4, 2002, between the Company, Argosy International, Ltd., Danepath, Ltd., and Graham Jessop;

     Except as set forth above, there is no other item relevant.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  April 17, 2002                      RMS TITANIC, INC.


                                            By: /s/ Arnie Geller
                                               -------------------------------
                                                Arnie Geller
                                                President